Exhibit 31(c)
FIRST HORIZON NATIONAL CORPORATION
RULE 13a-14(a) CERTIFICATIONS OF CEO
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
(AMENDMENT NO. 1 TO QUARTERLY REPORT)
CERTIFICATIONS
I, D. Bryan Jordan, certify that:
1.	I have reviewed this quarterly report on Form 10-Q/A of First Horizon National Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: June 4, 2010

/s/ D. Bryan Jordan
D. Bryan Jordan
President and Chief Executive Officer